Exhibit 10.2

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is entered into this 3rd day of August, 2010 (the “Grant Date”), by and between LIQUIDMETAL TECHNOLOGIES, INC., a Delaware corporation (the “Company”) and THOMAS STEIPP, an individual residing in the State of California (the “Participant”).

RECITALS

WHEREAS, the Company is a Delaware corporation with authorized capital stock as follows:

300,000,000 shares of common stock with par value $0.001 (the “Common Stock”); and
10,000,000 shares of preferred stock with par value $0.001

WHEREAS, the Company and the Participant entered into that certain Employment Agreement dated as of August 3, 2010 (the “Employment Agreement”), whereby the Participant shall serve as President and Chief Executive Officer of the Company; and

WHEREAS, in connection with the Employment Agreement, the Company desires to grant 6,000,000 shares of restricted Common Stock (the “Restricted Shares”) to the Participant.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Grant of Restricted Shares.  The Company hereby grants to the Participant the Restricted Shares, subject to the terms and conditions of this Agreement.

2.           Vesting.

a.           Subject to Section 2(c) hereinbelow, the Restricted Shares will vest in twenty percent (20%) increments on each of the first five (5) anniversaries of the Grant Date, provided that the Participant is continuously employed by the Company from the Grant Date through the applicable vesting date.

b.           If the Participant’s employment with the Company terminates for any reason, other than those reasons provided in Section 2(c) hereinbelow, before the date that the Restricted Shares are vested, the shares that have not yet vested as of the date of such termination will immediately be forfeited as of the date of such termination.

c.           Notwithstanding Section 2(b) hereinabove, in the event that the Participant’s employment with the Company terminates due to either (i) the death of the Participant, (ii) the Participant’s Termination By Company Without Cause (as defined in Section 5(c) of the Employment Agreement), or (iii) the Termination by Employee Upon Change in Control (as defined in Section 5(e) of the Employment Agreement; provided, however, that the Participant provides the Employee Termination Notice, as defined in the Employment Agreement, within the required time period), the Restricted Shares shall immediately vest as of the date of the Participant’s death or the termination of the Participant’s employment with the Company as a result of either subsection (ii) or (iii) of this Section 2(c).

3.           Issuance of Certificates/Escrow.

a.           The Company will issue in the Participant’s name certificate(s) evidencing the Restricted Shares as soon as practicable following the Participant’s execution of this Agreement.  In addition to any other legends placed on the certificate(s), such certificate(s) will bear the following legend:

“The sale or other transfer of the shares of common stock represented by this certificate, whether voluntary or by operation of law, is subject to restrictions set forth in the Restricted Stock Award Agreement, dated as of August 3, 2010, by and between Liquidmetal Technologies, Inc. and the registered owner hereof.  A copy of such agreement may be obtained from the Secretary of Liquidmetal Technologies, , Inc.”

b.           Upon the vesting of the Restricted Shares, the Participant will be entitled to a new certificate for the shares that have vested, without the foregoing legend, upon making a request for such certificate to the Secretary of the Company.

c.           The certificates representing the Restricted Shares will be held in escrow by the Company, as escrow agent.  The Company will give the Participant a receipt for the Restricted Shares held in escrow that will state that the Company holds such shares in escrow for the Participant’s account, subject to the terms of this Agreement, and the Participant will give the Company a stock power for such Restricted Shares duly endorsed in blank which will be used in the event such any of shares are forfeited in whole or in part.  As soon as practicable after the vesting date, the Restricted Shares will cease to be held in escrow, and certificate(s) for such number of shares of Restricted Shares will be delivered to the Participant or, in the case of the Participant’s death, to the Participant’s estate.

4.           Status of Participant.  This Agreement shall confer upon the Participant any right to continue in the employ of the Company, nor to interfere in any way with the right of the Company to terminate the employment of the Participant at any time.

5.           Nontransferability.  The Participant may not sell, transfer, assign, pledge, alienate, or hypothecate any of the Participant’s Restricted Shares until they are vested, other than as set forth herein and any such attempted sale, transfer, assignment, pledge, alienation, or hypothecation will be null and void.

6.           Voting and Dividends.  The Participant may exercise full voting rights and will receive all dividends and other distributions paid with respect to the Restricted Shares, whether or not vested, in each case so long as the applicable record date occurs before any forfeiture of such shares.  If, however, any such dividends or distributions are paid in shares of Company capital stock, such shares will be subject to the same risk of forfeiture, restrictions on transferability and other terms of this Agreement as is the Restricted Shares with respect to which they were paid.

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7.           Market Stand-Off.  In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, including the Company’s initial public offering, the Participant shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer or agree to engage in any of the foregoing transactions with respect to, any Restricted Shares acquired under this Agreement without the prior written consent of the Company and the Company’s underwriters.  Such restriction shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters.  In no event, however, shall such period exceed one hundred eighty (180) days.

8.           Tax Matters.

a.           The Participant (and not the Company) shall be responsible for the Participant’s federal, state, local or foreign tax liability and any of the Participant’s other tax consequences that may arise as a result of the transactions contemplated by this Agreement.  The Participant shall rely solely on the determinations of the Participant’s tax advisors or the Participant’s own determinations, and not on any statements or representations by the Company or any of its agents, with regard to all such tax matters.  The acquisition of the Restricted Shares may result in adverse tax consequences that may be avoided or mitigated by filing an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”).  Such election may be filed only within thirty (30) days after the date of this Agreement.  The Participant should consult with a tax advisor to determine the tax consequences of acquiring the Restricted Shares and the advantages and disadvantages of filing the Code Section 83(b) election.  The Participant acknowledges that it is the Participant’s sole responsibility, and not the Company’s, to file a timely election under Section 83(b) of the Code, even if the Participant requests the Company or its representatives make this filing on the Participant’s behalf.  Attached a form 83(b) election as Exhibit A for convenience.

b.           To the extent that the receipt of the Restricted Shares or the vesting of the Restricted Shares results in income to the Participant for federal, state or local income tax purposes, the Participant shall deliver to the Company at the time the Company is obligated to withhold taxes in connection with such receipt or vesting, as the case may be, such amount as the Company requires to meet its withholding obligation under applicable tax laws or regulations, and if the Participant fails to do so, the Company has the right and authority to deduct or withhold from other compensation payable to the Participant an amount sufficient to satisfy its withholding obligations.  If the Participant does not make an election under Code Section 83(b) in connection with this Award, the Participant may satisfy the withholding requirement, in whole or in part, by electing to have the Company withhold for its own account that number of Restricted Shares otherwise deliverable to the Participant from escrow hereunder on the date the tax is to be determined having an aggregate Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that the Company must withhold in connection with the vesting of such Restricted Shares.  The Participant’s election must be irrevocable, in writing, and submitted to the Secretary of the Company before the applicable vesting date.  The Fair Market Value of any fractional Restricted Shares not used to satisfy the withholding obligation (as determined on the date the tax is determined) will be paid to the Participant in cash.

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9.           Miscellaneous.

a.           Each party to this Agreement (a) consents to the personal jurisdiction of the state and federal courts having jurisdiction in Orange County, California, (b) stipulates that the proper, exclusive, and convenient venue for any legal proceeding arising out of this Agreement is in the state or federal courts located in Orange County, California,  and (c) waives any defense, whether asserted by a motion or pleading, that any such court is an improper or inconvenient venue.

b.           No legal action or proceeding may be brought with respect to this Agreement more than one year after the later of (i) the last date on which the act or omission giving rise to the legal action or proceeding occurred, or (ii) the date on which the individual bringing such legal action or proceeding had knowledge or should have had knowledge of such act or omission.  At the Company’s election, such action or other legal proceeding shall be heard pursuant to a bench trial and, if so elected, the parties to such proceeding shall waive their rights to a trial by jury.

c.           This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business, and upon the Participant’s estate or any individual who obtains a right hereunder by will or the laws of descent and distribution.

10.           Investment Representation Statement.  The Participant must complete the Investment Representation Statement attached hereto as Exhibit B hereto to receive the Award.

COMPANY:		PARTICIPANT:

LIQUIDMETAL TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Ricardo Salas	/s/ Thomas Steipp
Print Name:	Ricardo Salas	THOMAS STEIPP
Print Title:	Executive Vice President

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EXHIBIT A

ELECTION TO INCLUDE VALUE OF RESTRICTED PROPERTY IN GROSS INCOME IN YEAR OF TRANSFER UNDER CODE §83(b)

The undersigned hereby elects pursuant to Section 83 (b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder.

1.	The name, address, and taxpayer identification number of the undersigned are:

Name:
Spouse’s Name:
Address:
City, State, Zip:
Soc. Sec. Number:
Spouse’s Soc. Sec. Num:

2.
The property with respect to which this election is being made consists of ________________________ (__________) shares of Common Stock (the “Shares”) of LIQUIDMETAL TECHNOLOGIES, INC., a Delaware corporation (the “Company”).

3.	The date on which the property was transferred was _________ ___, _____.

4.
The Shares are subject to forfeiture, subject to the undersigned’s continuing performance of service on behalf of the Company, as set forth in a Restricted Stock Award Agreement entered into by the undersigned in connection with the undersigned’s acquisition of such Shares.

5.	The fair market value at the time of the transfer (determined without regard to any restrictions, other than those which by their term will never lapse) of the Shares is $______ per Share.

6.	The Shares were acquired by the undersigned in consideration for services.

7.	A copy of this statement has been furnished to the Company.

Dated:  __________ ___, _____

Taxpayer:
Print Name:

Spouse:
Print Name:

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EXHIBIT B

LIQUIDMETAL TECHNOLOGIES, INC.
INVESTMENT REPRESENTATION STATEMENT

TRANSFEREE:	Thomas Steipp, a resident of California (“Transferee”)

ISSUER:	Liquidmetal Technologies, Inc., a Delaware corporation

SECURITY:	6,000,000 shares of Common Stock (the “Shares”)

DATE:	August ____, 2010

Transferee represents and warrants to the Issuer the following in connection with the Restricted Stock Award Agreement dated August __, 2010, between Transferee and Issuer, Issuer issued the Shares to Transferee, and, in connection therewith:

1.           Transferee understands that an investment in the Shares is speculative.  Transferee is aware of the Issuer’s business affairs and financial condition and has acquired sufficient information about the Issuer to reach an informed and knowledgeable decision to acquire the Shares.  Transferee is acquiring the Shares not with a view to, or for resale in connection with, any “distribution,” within the meaning of the Securities Act of 1933, as amended (“Securities Act”).

2.           Transferee understands that the Shares have not been registered under the Securities Act and are being transferred to the Transferee by reason of a specific exemption therefrom, which exemption depends upon, among other things, the accuracy of Transferee’s representations and warranties as set forth herein.

3.           Transferee understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Transferee further acknowledges and understands that the Issuer is under no obligation to register the Shares.  Transferee understands that the instrument evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Issuer.

4.           Transferee is aware of the adoption of Rule 144 by the Securities and Exchange Commission, promulgated under the Securities Act, which permits limited public resale of shares acquired in a non-public offering subject to the satisfaction of certain conditions.  Transferee understands that if the Issuer is not satisfying the current public information requirement of Rule 144 at the time Transferee wishes to sell the Shares, Transferee would be precluded from selling the Shares under Rule 144 even if the minimum holding period has been satisfied.

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5.           Transferee is capable of bearing the economic risk and burden of the investment and the possibility of complete loss of all of the investment, and the lack of a public market such that it may not be possible to readily liquidate the investment whenever desired.

Very truly yours,

By:
Transferee

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